+

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to paragraph 240.14a-12

                               AMREP CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
        and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[   ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

                                AMREP CORPORATION


                            (An Oklahoma corporation)



                  NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS


                                 October 2, 2007



     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of AMREP Corporation (the "Company") will be held at the Conference Center at Normandy Farm, Route 202 and Morris Road, Blue Bell, Pennsylvania on October 2, 2007 at 9:00 A.M. for the following purposes:

     (1) To elect two directors; and

     (2) To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws, the Board of Directors has fixed the close of business on August 10, 2007 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 300 Alexander Park, Suite 204, Princeton, New Jersey.

     Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                              By Order of the Board of Directors


                                              Irving Needleman, Secretary

Dated:     August 22, 2007
           Princeton, New Jersey

--------------------------------------------------------------------------------
Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company's annual report on Form 10-K for fiscal 2007, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Irving Needleman, Secretary, AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing exhibits may be charged.
--------------------------------------------------------------------------------

                                AMREP CORPORATION
                          300 Alexander Park, Suite 204
                           Princeton, New Jersey 08540

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                   To be Held at 9:00 A.M. on October 2, 2007

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of AMREP Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on October 2, 2007 and at any continuation or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Conference Center at Normandy Farm located at Route 202 and Morris Road, Blue Bell, Pennsylvania.

     A copy of the 2007 Annual Report of the Company for the fiscal year ended April 30, 2007, including financial statements, accompanies this Proxy
Statement. Such Annual Report does not constitute a part of the proxy solicitation material. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy form are first being sent to shareholders on or about August 29, 2007.

--------------------------------------------------------------------------------
Information Concerning the Annual Meeting
--------------------------------------------------------------------------------

What will be voted on at the Annual Meeting?

     At the Annual Meeting, shareholders will vote on the election of two nominees to serve on the Board.

How does the Board recommend I vote on the proposal?

     The Board recommends that you vote FOR each of the two nominees named in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record as of the close of business on August 10, 2007, the date fixed by the Board in accordance with the Company's By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

     Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

     All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders' directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named in this Proxy Statement.

How many votes are needed to elect directors?

     The two nominees receiving the highest number of "FOR" votes will be elected as directors. This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

     This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board.

How will abstentions and broker non-votes affect the voting?

     Abstentions and broker non-votes have no effect on the voting for election of directors.

How many shares can be voted at the Annual Meeting?

     As of August 10, 2007, the Company had issued and outstanding 6,650,012 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

     You will be entitled to cast one vote for each share of Common Stock you held at the close of business on August 10, 2007, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company's transfer agent for the Common Stock.

What is a "quorum?"

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

Who may attend the Annual Meeting?

     All shareholders of the Company who owned shares of record at the close of business on August 10, 2007 may attend the Annual Meeting. If you want to vote in person and you hold Common Stock in street name (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date and valid identification. If you hold your shares in street name and want to attend the Annual Meeting but not vote in person at the Annual Meeting, you must bring a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date and valid identification.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the following table is information concerning the ownership of the Common Stock of the Company by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares. The table also sets forth the same information concerning beneficial ownership for each director of the Company, the current executive officers named in the Summary Compensation Table on page 11 and all directors and current executive officers of the Company as a group. Unless otherwise indicated, reported ownership is as of August 10, 2007, and the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

                                                Shares Owned               % of
Beneficial Owner                                Beneficially(1)            Class
----------------                                ------------               -----

Nicholas G. Karabots (Director)                 3,592,043(2)               54.0
P.O. Box 736
Fort Washington, PA 19034

Albert V. Russo (Director)                      1,117,540(3)               16.8
Lena Russo, Clifton Russo,
Lawrence Russo
American Simlex Company
401 Broadway
New York, NY 10013

Goldman Sachs Asset Management, L.P.              460,106 (4)               6.9
32 Old Slip, 17th Floor
New York, NY 10005

Other Directors and Current Executive Officers
Edward B. Cloues, II                                2,500                    *
Lonnie A. Coombs                                    4,000                    *
Michael P. Duloc                                    2,500 (5)                *
John F. Meneough                                     -                       -
Irving Needleman                                     -                       -
Peter M. Pizza                                       -                       -
Samuel N. Seidman                                  14,500                    *
James Wall                                          3,057 (6)                *
Jonathan B. Weller                                   -                       -

Directors and Current Executive Officers
as a Group (11 persons)                         4,736,140 (2),(3),(5),(6) 71.2

-----------------------------
*        Indicates less than 1%.

(1) The shareholdings include 500 shares for Mr. Karabots, 1,500 shares for each of Messrs. Coombs and Russo and 1,000 shares for Mr. Seidman, which such persons have the right to acquire pursuant to presently exercisable options issued under the Company's Non-Employee Directors Option Plan.
(2) Includes 580,165 shares owned by The Karabots Foundation, a private non-profit corporation founded by Mr. Karabots and of which he is the

     President, Foundation Manager and one of two directors. Mr. Karabots disclaims beneficial ownership of the shares owned by The Karabots Foundation.
(3) Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock:
     Albert V.  Russo - 664,741  (10.0%);  Lena Russo - 33,740  (0.5%);  Clifton
     Russo - 237,617 (3.6%); and Lawrence Russo - 181,442 (2.7%).
(4) Goldman Sachs Asset Management, L.P. ("GSAM"), a registered investment advisor, has sole voting power over 441,568 shares of the Company's Common Stock and sole dispositive power over 460,106 shares. The foregoing is based solely on information set forth in an amendment to a Schedule 13G filed by GSAM with the Securities and Exchange Commission on August 10, 2007.

(5)  Held jointly with Mr. Duloc's spouse.

(6) Includes 287 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board is a classified board divided into three classes - Class I consisting of two directors, Class II consisting of two directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting, two Class II directors will be elected to serve until the 2010 Annual Meeting and until their successors are elected and qualified.

     The Board is nominating Samuel N. Seidman and Lonnie A. Coombs, who are incumbent Class II directors, for election at the Annual Meeting. Although the Board does not expect that either of the persons nominated will be unable to serve as a director, should either of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The Board unanimously recommends a vote "for" the two Class II nominees.

     The following information relates to the nominees of the Board for election and the directors whose terms of office do not expire this year.

Nominees to serve until the 2010 Annual Meeting (Class II):
-----------------------------------------------------------

SAMUEL N. SEIDMAN, age 73, has been a director of the Company since 1977. Mr. Seidman is the President of Seidman & Co., Inc. an economic consulting and investment banking firm that he founded and also serves as director, Chairman of the Board of Directors, President and Chief Executive Officer of Productivity Technologies Corp., a manufacturer of metal forming and materials handling automation equipment and a wirer of control panels. He has held these positions for more than the past five years. He also serves as a director of InkSure Technologies Inc.

LONNIE A. COOMBS, age 59, has been a director of the Company since 2001. Mr. Coombs is a certified public accountant and provides accounting, tax and business consulting services, and has been engaged in this occupation for more than the past five years.

Directors continuing in office until the 2009 Annual Meeting (Class I):
-----------------------------------------------------------------------

EDWARD B. CLOUES, II, age 59, has been a director of the Company since 1994 and currently serves as the Chairman of the Board. Mr. Cloues is the Chairman and

Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer, and has held these positions for more than the past five years. Mr. Cloues serves as a director of K-Tron International, Inc., Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the General Partner of Penn Virginia Resource Partners, L.P.

JAMES WALL, age 70, has been a director of the Company since 1991. Mr. Wall is Senior Vice President of the Company and Chairman of the Board of Directors, President and Chief Executive Officer of AMREP Southwest Inc., a wholly-owned subsidiary of the Company, and has held these positions for more than the past five years.

Directors continuing in office until the 2008 Annual Meeting (Class III):
-------------------------------------------------------------------------

NICHOLAS G. KARABOTS, age 74, has been a director of the Company since 1993 and currently serves as the Vice Chairman of the Board. Mr. Karabots is the Chairman of the Board of Directors and Chief Executive Officer of Kappa Media Group, Inc., Spartan Organization, Inc., Jericho National Golf Club, Inc. and other private companies that are primarily engaged in the publishing, printing, recreational sports and real estate businesses, and has held these positions for more than the past five years.

ALBERT V. RUSSO, age 53, has been a director of the Company since 1996. Mr. Russo is the Managing Partner of real estate entities Russo Associates and Pioneer Realty and is a Partner of American Simlex Company, a textile exporter, and has held these positions for more than the past five years. Mr. Russo is also the Managing Partner of 401 Broadway Building, a real estate company that acquired its principal asset in 2006 from a Court appointed receiver for 401 Broadway Realty Company, of which he was a general partner, in connection with the resolution of a dispute among the partners.

JONATHAN B. WELLER, age 60, has been a director of the Company since his election to the Board in March 2007. Mr. Weller began working as an Adjunct Lecturer at the Wharton School of the University of Pennsylvania in January 2007 after his retirement in April 2006. From June 2004 to April 2006, Mr. Weller was Vice Chairman of Pennsylvania Real Estate Investment Trust, a national owner, manager and operator of retail properties. He also served as Pennsylvania Real Estate Investment Trust's President and Chief Operating Officer from 1994 to June 2004, and served on its Board of Trustees from 1994 to March 2006. In addition, Mr. Weller is a director of PVG GP, LLC, the General Partner of Penn Virginia GP Holdings, L.P.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Common Stock is listed on the New York Stock Exchange, and the Company is subject to the Exchange's Corporate Governance Standards (the "Governance Standards"). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have a nominating/corporate governance committee and a compensation committee each composed entirely of independent directors. However, the Company is a "controlled company" within the meaning of the Governance Standards because
Nicholas G. Karabots and entities related to him have the power to vote more than a majority of the outstanding Common Stock, and the Governance Standards permit a controlled company to choose not to comply with those requirements. The Board has chosen not to have a nominating/corporate governance committee. Also, the Board has chosen not to comply with the Governance Standards applicable to compensation committees. Although the Board has a Compensation and Human Resources Committee, not all of its members are independent directors as would be required by the Governance Standards if the Company were not a controlled company.

     Mr. Karabots does not qualify as an independent director under the Governance Standards. He owns and he and certain of his family members are executives of publishers that are customers for the Company's distribution and fulfillment services for which the payments involved are in amounts greater than permitted under the Governance Standards for a director to be considered independent. Also, his son-in-law, Michael P. Duloc, is the President and Chief Executive Officer of the Company's Kable Media Services, Inc. subsidiary. Mr. Wall is a Company employee and therefore does not qualify as an independent director under the Governance Standards.

     Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that, except for Messrs. Karabots and Wall, all of its members meet the director independence requirements of the Governance Standards. The Board was informed that Mr. Coombs, who is a certified public accountant, for many years has provided, and expects to continue to provide, business and tax consulting services to companies owned by Mr. Karabots, including companies that are customers for the Company's distribution and fulfillment services. The revenues from such business and tax consulting services for the Company's last three fiscal years have accounted for from 7.5% to 8.5% of Mr. Coombs' professional service revenues over those periods. However, the Board concluded that Mr. Coombs' relationship with Mr. Karabots and his companies is as an independent contractor, and not as an employee, partner, shareholder or officer, and would not interfere with Mr. Coombs' independence from the Company's management.

     The nominees for election as directors are selected by the whole Board. The Board has no charter addressing the director nomination process or any specific qualifications for nominees to meet. If the Board determines in the future to seek any new director, it will consider the qualifications for the position at that time. The Board will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees. Any shareholder desiring to propose a candidate for selection as a nominee of the Board for election at the 2008 Annual Meeting may do so by sending a written communication no later than May 1, 2008 to AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange
Commission require be included in a proxy statement relating to such person's election as a director. Shareholders should recognize that so long as Mr.
Karabots remains the Company's controlling shareholder, his concurrence is necessary for the election of any director.

     In July 2004 in response to the Governance Standards, the Board adopted Corporate Governance Guidelines (the "Guidelines") which address various matters involving the Board and the conduct of its business. The Board also adopted a new Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company. The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board's Audit Committee and Compensation and Human Resources Committee, may be viewed under "Corporate Governance" on the Company's website at www.amrepcorp.com, and written copies will be provided to any shareholder upon request to the Company at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary. The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to any of its executive officers, including its principal financial and accounting officer.

     Directors are expected to attend Annual Meetings of Shareholders, and all of the directors (except Mr. Weller, who first became a director in March 2007) attended last year's Annual Meeting. The Board held seven meetings during the last fiscal year, and all of the directors (except Mr. Weller) attended at least 75% of the total of those meetings and the meetings during such year of the

Board Committees of which they were members. Mr. Weller attended all of the meetings of the Board and the Audit Committee held since he became a director. Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year. The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending will select a presiding director.

     Any shareholder wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary. All such communications will be forwarded to the specified addressee(s).

     The Board has an Executive Committee, which generally has the power of the Board and acts, as needed, between meetings of the Board. Also, in the absence of a Chief Executive Officer (the Company has not had a CEO since January 1996), the Committee is charged with the oversight of the Company's business. The current members of the Committee are Messrs. Cloues, Karabots and Russo. Mr. Cloues is Chairman of the Board and of the Committee, and Mr. Karabots is Vice Chairman of the Board and of the Committee. During fiscal 2007, the Executive Committee met two times on a formal basis and frequently on an informal basis.

     The Board also has an Audit Committee that operates under a written charter adopted by the Board, most recently on July 13, 2004. Each member of the Audit Committee is an independent director, as defined by the Governance Standards.
The duties of the Audit Committee include (i) appointing the Company's independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm's independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company's system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company's annual and quarterly financial statements, (v) reviewing the Company's financial reporting and accounting standards and principles, and (vi) overseeing the administration of the Guidelines. This Committee reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Coombs, Seidman (Chairman) and Weller, each of whom has been determined by the Board to be independent and financially literate within the meaning of the Governance Standards. The Board has also determined that Mr. Coombs, who is a certified public accountant, qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations. Elmer F. Hansen, Jr., who resigned from the Board in March 2007, had been a member of the Audit Committee and was determined to be independent within the meaning of the Governance Standards. The Audit Committee held nine meetings during the last fiscal year.

     The Board also has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board in July 2005. The Compensation and Human Resources Committee is responsible for determining salaries and bonuses for the executives of the Company and its subsidiaries, establishing overall compensation and benefit levels and fixing bonus pools for other employees, and making recommendations to the Board concerning other matters relating to employees and regarding director compensation. The members of this Committee are Messrs. Cloues, Karabots (Chairman) and Russo, and it held two meetings during the last fiscal year.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

     Overview of Compensation Program

     Determining  the  compensation of the Company's  executive  officers is the responsibility of the Compensation and Human Resources Committee (the "Compensation Committee") of the Board. The Compensation Committee sets management compensation policies, programs and levels, and continually monitors adherence to the Company's compensation policy. The Compensation Committee's compensation policy is to pay the Company's executive officers competitively while balancing pay versus performance, and otherwise to be fair and equitable in the administration of compensation.

     With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation Committee are subjective and are not based on any list of specific criteria. In the past, factors influencing the Compensation Committee's decisions regarding executive salaries have included the Compensation Committee's perception of the executive's performance and any changes in functional responsibility. In determining the salary to be paid to a particular individual, the Compensation Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies. The Company believes that the compensation earned by each of its executive officers for fiscal 2007 was reasonable. Executive officers of the Company do not play a role in determining their compensation.

     Chief Executive Officer Compensation

     The Company has not had a Chief Executive Officer since January 1996. Senior management operates under the supervision of the Executive Committee of the Board and its Chairman, who is also the Chairman of the Board.

     Compensation Components for Fiscal 2007

     For the fiscal  year  ended  April 30,  2007,  the  principal  compensation components for the Company's executive officers named in the Summary Compensation Table at page 11 of this Proxy Statement consisted of the following:

     o    base  salary - fixed  pay that takes into account an individual's role
          and   responsibilities,    experience,    expertise   and   individual
          performance; and

     o    perquisites and other personal benefits.

     Additionally, it has been the Company's policy to pay bonuses to the executive officers to reward their performance during the fiscal year although the Compensation Committee has yet to act on this matter for fiscal 2007.

     Base Salaries

     The Company provides named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salaries are determined by an annual assessment of factors deemed relevant by the Compensation Committee in its discretion, which may include position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of the Company's business strategy and competitive market factors for comparable talent.

     Base salaries paid to the named executive officers in fiscal 2007 are shown in the Summary Compensation Table under the heading "Salary."

     Perquisites and Other Personal Benefits

     The Company provides its executive officers with limited perquisites and other personal benefits that are not otherwise available to all of its employees. The Company and the Compensation Committee believe the few perquisites and other personal benefits made available to the Company's executive officers are reasonable and consistent with the Company's overall compensation program, and better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Certain perquisites may be subject to the approval of the Compensation Committee, depending on the amount and type. Perquisites and personal benefits are taken into account as part of the total compensation to the named executive officers, and generally include a car allowance and eligibility to participate in the Company's 401(k) plan, and, in selected cases, a living allowance.

     Perquisites and other personal benefits for the named executive officers are described in the Summary Compensation Table (and related footnotes) under the heading "All Other Compensation."

     Performance Bonuses

     The Company traditionally has augmented cash compensation in appropriate circumstances with the payment of performance-based bonuses. The amount of each executive's bonus is determined by the Compensation Committee using subjective criteria within the guidelines of the Company's compensation policy.

     During fiscal 2007, the Compensation Committee determined and paid bonuses to the executive officers with respect to fiscal 2006. The amounts of those bonuses are listed in footnote (2) to the Summary Compensation Table.

Other Compensation Components

Equity Incentive Plan

     Although the Company has not made any stock option grants to its executive officers since 1995, the Board determined in 2006 that the interests of the Company and its shareholders may be advanced by allowing the Company the flexibility to offer its employees and non-employee directors the opportunity to acquire or increase their ownership interest in the Company by receiving equity grants from the Company. Accordingly, at the Company's 2006 Annual Meeting, the shareholders approved the 2006 Equity Compensation Plan (the "Equity Plan"), which had been adopted by the Board on July 14, 2006. The Equity Plan went into effect on September 20, 2006.

     The Equity Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as "options"), (iii) stock awards, (iv) stock units, (v) stock appreciation rights ("SARs"), (vi) dividend equivalents and (vii) other stock-based awards.

     The Equity Plan authorizes up to 400,000 shares of Common Stock for issuance. If and to the extent options and SARs granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units or other stock-based awards are forfeited or terminated, the shares subject to such grants will become available again for purposes of the Equity Plan.

     The Equity Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 20,000 shares, subject to certain adjustments. Grants under the Equity Plan will be expressed in shares of Common Stock.

     The Equity Plan provides that it is to be administered and interpreted by the Board or a committee designated by it. At this time, no such committee has been formed. The administrator of the Equity Plan has the authority to (i) determine the individuals to whom grants will be made under the Equity Plan,
(ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to certain limitations, and (v) deal with any other matters arising under the Equity Plan.

     Should the administrator of the Equity Plan elect to make grants under the Equity Plan, it will do so with regard to the provisions of Statement of Financial Accounting Standard 123R, "Share-based Payments." Under this Standard, grants of equity-classified awards will result in compensation expense for the Company based on the grant date fair value of the awards.

     Tax Implications

     Payments during fiscal 2007 to the Company's executives were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the annual deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million, except to the extent that any excess compensation is "performance-based compensation." It is the Compensation Committee's intention that compensation will not be awarded that exceeds the deductibility limits of Section 162(m).

2007 Summary Compensation Table

                                                                    Change in
                                                                  Pension Value
                                                                       and
                                                                  Non-qualified
                                                                     Deferred
                                                                   Compensation       All Other
                                           Salary     Bonus(2)     Earnings (3)      Compensation      Total
  Name and Principal Position    Year(1)      ($)        ($)           ($)               ($)            ($)
------------------------------------------ ---------- ---------- ----------------- ----------------- -----------
JAMES WALL                         2007      283,868      -                93,592         13,855(4)     391,315
Senior Vice President;
Chairman of the Board,
President and Chief Executive
Officer of the Company's AMREP
Southwest Inc. subsidiary
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------
PETER M. PIZZA                     2007      182,556      -                 2,038         14,865(5)     199,459
Vice President, Chief
Financial Officer and Treasurer
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------
IRVING NEEDLEMAN(6)                2007       91,670      -             -                 -              91,670
Vice President, General
Counsel and Secretary
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------
MICHAEL P. DULOC                   2007      297,819      -                 3,002         71,766(7)     372,587
President and Chief Executive
Officer of the Company's Kable
Media Services, Inc. subsidiary
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------
JOHN F. MENEOUGH(8)                2007       98,648      -             -                 -              98,648
Executive Vice President,
Fulfillment Services of the
Company's Kable Media
Services, Inc. subsidiary;
President and Chief Operating
Officer of Kable Fulfillment
Services, Inc.
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------
JOSEPH S. MORAN Former Vice        2007      117,445      -             -                 17,742(9)     135,187
President, General Counsel and
Secretary
-------------------------------- --------- ---------- ---------- ----------------- ----------------- -----------


---------------------------------------
(1)  References to the year 2007 are to the fiscal year that ended April 30, 2007.
(2)  Bonuses  for the  named  executives  are  entirely  discretionary  with the
     Compensation Committee,  which has yet to act on the matter with respect to fiscal  2007.  During  2007,  bonuses  with  respect  to  fiscal  2006 were determined  and payments were made to the following  executive  officers in the indicated  amounts:  Mr. Wall - $56,700;  Mr. Pizza - $20,000;  and Mr.
     Duloc - $90,000.  The Company will make appropriate  public disclosure when bonuses with respect to 2007 are determined and paid.
(3)  The amounts  reported  represent  the  increases  for 2007 in the actuarial present  values of the retirement  benefits under the Company's  Retirement
     Plan for Employees.
(4)  Mr.  Wall  received  an auto  allowance  of $6,000,  and the  Company  made matching contributions to his 401(k) plan account in the amount of $7,855.
(5)  Mr.  Pizza  received an auto  allowance  of $6,000,  and the  Company  made matching contributions to his 401(k) plan account in the amount of $8,865.
(6)  Mr.  Needleman  joined the Company  effective  November 1, 2006. His annual salary is $184,860.
(7)  Mr. Duloc  received a housing  allowance of $40,000,  an auto  allowance of
     $17,142 and partial  reimbursement  for club  membership  dues. The Company also made matching  contributions to Mr. Duloc's 401(k) plan account in the amount of $10,319.
(8)  Mr.  Meneough  joined the Company  effective  January 16, 2007.  His annual salary is $346,600.
(9)  Mr.  Moran   received  a  housing   allowance  of  $5,792,   transportation
     reimbursement in the amount of $8,174 and meal  reimbursement in the amount of $3,776.

     The Company is an at-will employer and has no employment arrangements with its current named executive officers. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, compensation of executive officers is set by the Compensation Committee. The decisions of the Compensation Committee are subjective and are not based on any list of specific criteria.

Pension Benefits


           Name                  Plan Name              Number             Present            Payments
                                                          of                                   During
                                                        Years             Value of              Last
                                                       Credited          Accumulated           Fiscal
                                                       Service             Benefit              Year
                                                        (#)(1)             ($)(2)                ($)
--------------------------- --------------------- ------------------- ------------------ --------------------
James Wall                  Retirement Plan             32.167              954,366               0

--------------------------- --------------------- ------------------- ------------------ --------------------
Peter M. Pizza              Retirement Plan              7.833               40,552               0

--------------------------- --------------------- ------------------- ------------------ --------------------
Irving Needleman(3)                  -                    -                   -                   -

--------------------------- --------------------- ------------------- ------------------ --------------------
Michael P. Duloc            Retirement Plan              9.500               58,809               0

--------------------------- --------------------- ------------------- ------------------ --------------------
John F. Meneough(3)                  -                    -                   -                   -

--------------------------- --------------------- ------------------- ------------------ --------------------
Joseph S. Moran(3)                   -                    -                   -                   -

--------------------------- --------------------- ------------------- ------------------ --------------------

--------------------------------
(1) The years of credited service under the Retirement Plan (as defined below) is based on each named individual's service with the Company through February 29, 2004, when the Retirement Plan was frozen. Years of credited service are different from the named individual's actual years of service with the Company. As of the date the Retirement Plan was frozen, the actual years of service for each of the named individuals were: Mr. Wall - 35.333 years, Mr. Pizza - 8.917 years and Mr. Duloc - 10.583 years. The difference between years of credited service and years of actual service did not augment any benefits payable to the named individuals under the Retirement Plan.
(2) The actuarial present value is calculated assuming commencement of benefits when the named individual reaches the normal retirement age of 65 in the case of Messrs. Pizza and Duloc and April 30, 2007 in the case of Mr. Wall, who is currently over age 65. Mortality assumptions for the calculation of the actuarial present value are based on The RP 2000 Combined Healthy Table, and the assumed discount rate is 5.75%.
(3) Messrs. Needleman, Meneough and Moran were first employed by the Company after the Retirement Plan ceased accepting participants.

     The Company's named executive officers who were employees prior to March 1, 2004 participate in The Retirement Plan for Employees of AMREP Corporation (the "Retirement Plan"), which was amended effective January 1, 1998 to change the Retirement Plan into a cash balance defined benefit plan, and subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant's compensation from and after March 1, 2004 is not taken into account. A participant's benefit under the amended Retirement Plan is now comprised of the participant's cash balance as of February 29, 2004, plus interest on the cash balance compounded at the rate of 5% per year, and the participant's periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date.

     Mr. Wall has continued to serve the Company past the Retirement Plan's normal retirement age of 65. Had he elected to receive his pension as a single life annuity when he turned 65, his annual retirement benefit would have been $54,290. If he had retired on May 1, 2007 and elected to receive the life annuity pension, his annual retirement benefit would have been $105,624. Assuming that Messrs. Pizza and Duloc (i) continue to be employed until age 65, and (ii) elect the life annuity form of pension, their annual retirement benefits are estimated to be: Mr. Pizza - $6,380 and Mr. Duloc - $12,236.

     Retirement Plan participants with at least five years of credited service are eligible for early retirement benefits starting at age 55. A participant's early retirement benefit under the amended Retirement Plan is comprised of (i) the participant's cash balance as of February 29, 2004, plus interest on the cash balance compounded at the rate of 5% per year, and (ii) the participant's periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date, reduced by 1/180 for each of the first 60 months and by 1/360 for each of the next 60 months by which the early retirement date precedes the normal retirement date. Currently, only Mr. Pizza is eligible to elect early retirement under the Retirement Plan. If he had elected to receive early retirement benefits on May 1, 2007 and elected to receive the life annuity pension, his annual retirement benefit would have been $3,012.

Potential Payments Upon Termination or Change in Control

     The Company's executive officers are not subject to change of control agreements or other arrangements that provide for payments upon termination or a change in control of the Company. The Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it.

     While there are not individual agreements in place, under the terms of the Equity Plan described on pages 9 and 10 of this Proxy Statement, the administrator of the Equity Plan has the discretion to accelerate the vesting of or otherwise remove restrictions on equity awards under the Equity Plan upon a change in control of the Company. No awards have been made under the Equity Plan. Even if awards are made in the future, the administrator of the Equity Plan would have a wide range of options to respond to changes in control in the best interests of the Company's shareholders.

     For purposes of the Equity Plan, a change in control would occur if: (i) the Company liquidates, dissolves, or sells all or substantially all of its assets (except to a subsidiary); (ii) a holder of less than 15% of the Company's shares as of July 14, 2006 becomes the beneficial owner of 25% or more of the Company's shares or combined voting power; or (iii) a majority of the seats on the Board change hands without the approval of the incumbent directors.

     Named Executive Officer Departure during Fiscal 2007

     The employment of Joseph S. Moran, who had been the Company's Vice President, General Counsel and Secretary until November 1, 2006, ended effective November 30, 2006. The Company has no continuing payment obligations with respect to Mr. Moran.

Executive Officers

     For information with respect to identification of executive officers, see "Executive Officers of the Registrant" in Part I of the Company's Annual Report on Form 10-K for the year ended April 30, 2007 filed pursuant to the Securities Exchange Act of 1934.

Report of the Compensation and Human Resources Committee

     The Compensation and Human Resources Committee of the Board has submitted the following report for inclusion in this Proxy Statement:

     The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

     The foregoing report is provided by the following directors, who constitute the Compensation and Human Resources Committee:

                                         Nicholas G. Karabots, Chairman
                                         Edward B. Cloues, II
                                         Albert V. Russo

Compensation Committee Interlocks and Insider Participation

     On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of its Common Stock, acquired various rights to distribute magazines for its distribution business. The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots' companies. Mr. Karabots is a director, Vice Chairman of the Board and of the Executive Committee, Chairman of the Compensation and Human Resources Committee and the father-in-law of Michael P. Duloc, one of the Company's executive officers. Mr. Duloc's spouse, who is Mr. Karabots' daughter, is an officer at one of Mr. Karabots' companies to which the Company provides services.

     The conduct of the Company's magazine distribution business involves the purchase of magazines from publishing companies, including those owned or controlled by Mr. Karabots, and their resale to wholesalers. During the fiscal year ended April 30, 2007, the purchases of magazines from Mr. Karabots' companies amounted to approximately $45.2 million. The Company reports as revenues only the spread between the prices paid to publishers and the prices received for copies sold to wholesaler customers. The $45.2 million paid to Mr. Karabots' companies represents 3.8% of the approximately $1.2 billion which the Company paid to all publishers in fiscal 2007. Consistent with industry practice, advance payments for magazine purchases are made to publishers, including Mr. Karabots' companies, based upon estimates of the amounts that will be due to them from the sales of their publications to the buying public. If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay promptly, without interest. The total overadvance to Mr. Karabots' companies at June 30, 2007 was approximately $84,000, and its highest amount between May 1, 2006 and June 30, 2007 was approximately $233,000.

     The distribution contracts with publishing companies owned or controlled by Mr. Karabots were scheduled to expire on December 31, 2005. On March 17, 2006, effective as of January 1, 2006, in accordance with the approval of the Independent Committee described below, the Company entered into an agreement extending these distribution contracts for 30 months to June 30, 2008, on their existing terms except for an increase in the price paid to the publishers for the magazines and the provision by the Company to the publishers of certain additional promotional assistance.

     The Company also provides fulfillment services for publishing companies owned or controlled by Mr. Karabots. The fulfillment services contracts were to have been effective through August 1, 2006, and year to year thereafter, unless terminated at the election of either party. However, in conjunction with the extension of the distribution contracts, the fulfillment services contracts were also extended to June 30, 2008, substantially on their existing terms. For fiscal 2007, the Company's revenues from these fulfillment services contracts were $350,000.

     A committee of the Board (the "Independent Committee") comprised of independent directors whom the Board also found to be independent of Mr. Karabots, has been appointed with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots. During fiscal 2007, the Independent Committee consisted of Mr. Seidman and, prior to his resignation from the Board, Mr. Hansen. In accordance with such authority, the Independent Committee approved the extensions of the distribution contracts and fulfillment services contracts with Mr. Karabots' companies. In granting such approval, the Independent Committee concluded that the extension terms were fair and reasonable and no less favorable to the Company than would be obtained in a comparable arm's length transaction with an unaffiliated publisher having the same volume of business as Mr. Karabots' companies.

                            COMPENSATION OF DIRECTORS

     Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company's Compensation and Human Resources Committee. On December 6, 2006, the Board approved certain changes to the compensation of non-employee directors, which became effective as of the date of the Company's 2006 Annual Meeting.

     Prior to the changes approved by the Board on December 6, 2006, each non-employee director of the Company was paid an annual fee of $20,000 in addition to fees paid to such director as a member of one or more Board Committees. Additionally, under the Company's 2002 Non-Employee Directors' Stock Plan, each non-employee director received a grant from the Company of 1,250 shares of the Company's Common Stock on each March 15 and September 15 as partial payment for services for the preceding six months. Prior to the changes to director compensation approved by the Board, each member of the Audit Committee was entitled to receive a fee of $1,000 for each Audit Committee meeting attended, and each member of the Compensation and Human Resources Committee was entitled to receive a fee of $750 for each Compensation and Human Resources Committee meeting attended. In addition, Mr. Cloues received an additional fee of $135,000 annually for his service as the Chairman of the Board and of the Executive Committee, and the Company paid a monthly fee of $10,000 to a company owned by Mr. Karabots for making him available to act as the Vice Chairman of the Board and of the Executive Committee. These payments to Messrs. Cloues and Karabots were in addition to the other fees paid to them as directors and members of the Compensation and Human Resources Committee.

     As a part of the changes to director compensation approved by the Board on December 6, 2006, the 2002 Non-Employee Directors' Stock Plan was terminated and the Board determined that no further grants of Common Stock would be made to directors thereunder after September 15, 2006. In addition, effective as of the

Company's 2006 Annual Meeting, the annual fee paid to each non-employee director was increased to $80,000, payable in equal quarterly installments on or about the first day of December, March, June and September. Non-employee directors are also entitled to receive an additional $1,500 for each Board meeting attended in person and $500 for each meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted. The Board also eliminated the per meeting attendance fees for the members of the Audit Committee and the Compensation and Human Resources Committee, and approved an annual fee of $7,500 for the Chairman of each Committee, as well as a $5,000 annual fee for each other member of those Committees, all of which are payable in equal quarterly installments on or about the first day of December, March, June and September, commencing on March 1, 2007. The additional fees payable to Messrs. Cloues and Karabots as, respectively, the Chairman and Vice Chairman of the Board and the Executive Committee were not changed by the director compensation changes approved by the Board on December 6, 2006 and remain payable in addition to the other fees described above.

     The table below summarizes the compensation earned by the Company's directors for fiscal 2007:

Director Compensation

          Name(1)               Fees Earned or Paid in         Stock Awards ($)               Total ($)
                                       Cash ($)
----------------------------- --------------------------- --------------------------- ---------------------------
Edward B. Cloues, II                    195,500                      54,600                     250,100
----------------------------- --------------------------- --------------------------- ---------------------------
Lonnie A. Coombs                         63,250                      54,600                     117,850
----------------------------- --------------------------- --------------------------- ---------------------------
Nicholas G. Karabots                  181,125(2)                     54,600                     235,725
----------------------------- --------------------------- --------------------------- ---------------------------
Albert V. Russo                          60,500                      54,600                     115,100
----------------------------- --------------------------- --------------------------- ---------------------------
Samuel N. Seidman                        63,875                      54,600                     118,475
----------------------------- --------------------------- --------------------------- ---------------------------
Jonathan B. Weller(3)                    10,500                         -                        10,500
----------------------------- --------------------------- --------------------------- ---------------------------
Elmer F. Hansen, Jr.(4)                  61,250                      54,600                     115,850
----------------------------- --------------------------- --------------------------- ---------------------------

---------------------------------
(1) Mr. Wall is not included in this table as he is an employee of the Company and receives no compensation for his service as a director.
(2)  Includes $120,000 paid to a company owned by Mr. Karabots.
(3)  Mr. Weller was first elected to the Board on March 20, 2007.
(4) Mr. Hansen served as a Class III director until March 20, 2007, when he resigned from the Board.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of April 30, 2007 concerning Common Stock of the Company that is issuable under its compensation plans.

                                                                          (B)                        (C)
                                                  (A)                  Weighted             Number of securities
                                               Number of           average exercise        remaining available for
                                             securities to be          price of             future issuance under
                                          issued upon exercise       outstanding             equity compensation
                                            of outstanding             options,               plans (excluding
                                            options,warrants         warrants and          securities reflected in
Plan Category                                 and  rights               rights                  column (A))
-------------                           -----------------------    -----------------    -----------------------------
Equity compensation plans approved by           4,500(1)                 $20.28                   400,000(2)
shareholders
Equity compensation plans not
approved by shareholders                           -                       -                          -

Total                                            4,500                   $20.28                    400,000

------------------------------------
(1) Represents outstanding options to acquire Common Stock granted under the Company's Non-Employee Directors Option Plan, which was terminated in 2005.
(2) Represents shares of Common Stock available for grant under the Company's 2006 Equity Compensation Plan.

                              CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for information concerning transactions involving Nicholas G. Karabots.

     The Company paid the law firm of McElroy, Deutsch, Mulvaney & Carpenter, LLP $311,098 for services rendered during the Company's fiscal year ended April 30, 2007. In fiscal 2007, until November 1, 2006, Irving Needleman, the Company's Vice President, General Counsel and Secretary, was of counsel to that law firm and his compensation was based, in part, on the fees paid by the Company to that firm.

     Prior to joining the Company in 2007, John F. Meneough, the Executive Vice President, Fulfillment Services of the Company's Kable Media Services, Inc. subsidiary and President and Chief Operating Officer of Kable Fulfillment Services, Inc., served as President of Palm Coast Data Holdco, Inc. ("Palm Coast Data"). In connection with the Company's acquisition of Palm Coast Data on January 16, 2007, Mr. Meneough received merger consideration of approximately $1,500,000 and is eligible to receive up to approximately $116,000 upon the release of funds placed into escrow in connection with the closing of the acquisition.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. The related regulations require directors, officers and greater than 10% shareholders to provide copies of all Section 16(a) reports to the Company.

     Based solely on a review of the copies of the reports received by the Company and certain written representations from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2007, all required Section 16(a) reports were filed on a timely basis, except that a Form 4 was filed by Mr. Russo on November 21, 2006 reporting a total of eight sales of the Company's Common Stock made by Mr. Russo on November 7, 2006, November 9, 2006 and November 14, 2006.

                              AUDIT-RELATED MATTERS

     The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal year ended April 30, 2007 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm. No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting. The retention of an independent registered public accounting firm for fiscal 2008 has not yet been approved by the Audit Committee.

Audit Committee Report

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. McGladrey & Pullen, LLP, as the Company's independent registered public accountants, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Committee has discussed with McGladrey & Pullen, LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). McGladrey & Pullen, LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with McGladrey & Pullen, LLP that firm's independence. Based on these considerations, the Audit Committee has recommended to the Board that the consolidated financial statements audited by McGladrey & Pullen, LLP be included in the Company's Annual Report on Form 10-K for fiscal 2007.

     The foregoing report is provided by the following directors who constitute the Audit Committee:

                                         Samuel N. Seidman, Chairman
                                         Lonnie A. Coombs
                                         Jonathan B. Weller

Audit Fees

     The following table sets forth certain information concerning the fees of McGladrey & Pullen, LLP and its affiliate, RSM McGladrey Inc., for the Company's last two fiscal years. The reported fees, except the Audit Fees, are amounts billed to the Company in the indicated fiscal years. The Audit Fees are for services for those fiscal years.




                                                Fiscal Year Ended April 30,
                                                ---------------------------
                                                   2007              2006
                                                   ----              ----
Audit Fees (1).............................      $303,900          $129,501

Audit-Related Fees (2).....................       108,705            36,826

Tax Fees (3)...............................        32,575            47,117

All Other Fees.............................         -                  -
                                                -----------       -----------
          Total............................      $445,180          $213,444
                                                ===========       ===========
-------------------
(1) Includes fees for the audit of the Company's annual financial statements and for review of the unaudited financial statements included in the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q and, in 2007, attestation of management's assessment of internal control over financial reporting and the audit of the effectiveness of internal control over financial reporting, and procedures required in connection with the issuance of consents and other services related to Securities and Exchange Commission filings.
(2)  Includes fees for  consultation  related to preparation for  Sarbanes-Oxley
     Section 404 compliance, for employee benefit plan audits, consultation on the accounting treatment of certain transactions and, in 2007, due diligence pertaining to acquisitions.
(3) Includes fees for tax compliance, tax advice and tax planning services. Such services principally involved reviews of the Company's federal income tax returns and advice on the tax treatment of certain transactions.

Pre-Approval Policies and Procedures

     The Audit Committee pre-approves all audit services to be provided by the independent registered public accountants and, separately, all permitted non-audit services to be performed by the independent registered public accountants.

                                  OTHER MATTERS

     The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From time to time, shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2008 Annual Meeting and who wish to have such proposals included in the Company's Proxy Statement for the 2008 Annual Meeting must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 300 Alexander Park, Suite 204, Princeton, New Jersey 08450, not later than May 1, 2008. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. For any proposal that is not submitted for inclusion in next year's Proxy Statement but is, instead, sought to be presented directly at the 2008 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on July 16, 2008.

                                         By Order of the Board of Directors


                                         Irving Needleman, Secretary

Dated:  August 22, 2007

PROXY                           AMREP CORPORATION                          PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                       2007 ANNUAL MEETING OF SHAREHOLDERS

                     The Conference Center at Normandy Farm
               Route 202 and Morris Road, Blue Bell, Pennsylvania
                      October 2, 2007, 9:00 A.M. Local Time

     The undersigned hereby appoints Edward B. Cloues, II and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 2007 Annual Meeting of Shareholders of AMREP Corporation, and any continuation or adjournment thereof, for the election of directors as set forth in the Notice of 2007 Annual Meeting of Shareholders and Proxy Statement of the Board of Directors, and upon all other matters which come before said meeting or any continuation or adjournment thereof.


     Receipt  of  the  Notice  of  2007  Annual  Meeting  of  Shareholders   and
accompanying Proxy Statement of the Board of Directors is acknowledged.

     Unless otherwise specified, this proxy will be voted FOR the election of directors as `set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

                 PLEASE MARK, DATE SIGN
                 AND MAIL YOUR PROXY                           [ X ]
                 PROMPTLY IN THE ENVELOPE            Votes MUST be indicated
                 PROVIDED.                           (x) in Black or Blue ink.

      A vote FOR ITEM 1 is recommended by the Board of Directors.



  1.       ELECTION OF TWO (2) DIRECTORS.


  FOR all       [  ]    WITHHOLD AUTHORITY   [  ]        * EXCEPTIONS    [  ]
  nominees              to vote for all
  listed below          nominees listed
                        below
  Nominees: Samuel N. Seidman, Lonnie A. Coombs

  (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

  *Exceptions
              --------------------------------------------

                               To change your address, please mark this box. [ ]


             If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear at left. Persons signing in a fiduciary capacity should include their title as such.



        ------  ------------------------          -----------------------------
        Date     Share owner sign here                Co-Owner sign here